CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 20, 2009, relating to the financial statements of Educators Academic Journal, Inc. for the period ended December 31, 2008, which appears in such Registration Statement. We further consent to be named as experts in the above referenced statement.

/s/ The Blackwing Group LLC
Independence, Missouri
November 28, 2009